Exhibit 5.1

Opinion of DLA Piper Rudnick Gray Cary US LLP

DLA Piper Rudnick Gray Cary US LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T 410.580.3000
F 410.580.3001
W www.dlapiper.com

February 18, 2005

Integral Systems, Inc.

5000 Philadelphia Way

Lanham, Maryland 20706

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Integral Systems, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”), of 230,349 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a)	The Charter of the Company, as amended and in effect on the date hereof (the “Charter”) certified by the Maryland State Department of Assessments and Taxation (“MSDAT”);

(b)	The By-Laws of the Company, as amended and in effect on the date hereof, certified by an officer of the Company;

(c)	The Registration Statement;

(d)	Certified resolutions of the Board of Directors of the Company relating to the Registration Statement and the authorization and issuance of the Shares;

(e)	A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT;

(f)	An Officer’s Certificate of the Company (the “Certificate”), dated the date hereof, as to certain factual matters; and

(g)	Such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.

Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

In addition to the qualifications set forth above, the opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:

(a)	This opinion concerns only the effect of the corporate laws of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(b)	We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.

We hereby consent to (i) the reference to this firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper Rudnick Gray Cary US LLP